FOR IMMEDIATE RELEASE

NORWOOD FINANCIAL CORP

ANNOUNCES EARNINGS INCREASE FOR THE SECOND QUARTER

July 18, 2007-Honesdale, PA

William W. Davis, Jr. President and Chief Executive Officer of Norwood Financial Corp (Nasdaq-NWFL) and its subsidiary, Wayne Bank announced earnings for the three months ended June 30, 2007 of $1,570,000. This represents an increase of $94,000, or 6.4%, over the $1,476,000 earned in the similar period of 2006. Earnings per share (fully diluted) were $.55 in the 2007 period, a 5.8% increase over the $.52 earned in the similar period in 2006. Annualized return on average assets for the three months ended June 30, 2007 was 1.35% with an annualized return on average equity of 11.77%. Net income for the six months ended June 30, 2007 totaled $3,033,000, which represents an 8.0% increase over the $2,809,000 earned in the similar period of 2006. Earnings per share (fully diluted) reflected a 9.2% increase at $1.07 per share in the 2007 period compared to $.98 in the 2006 period.

Total assets as of June 30, 2007 were $474.0 million with loans receivable of $321.7 million, deposits of $373.7 million and stockholders’ equity of $53.1 million. Total assets have increased $18.9 million, compared to June 30, 2006.

Loans receivable have increased $22.3 million, or 7.5%, from the prior year. The increase in loans was centered in residential mortgage activity, including home equity lending and in the commercial real estate loan portfolio. The loan growth was funded principally by a $20.3 million increase in deposits. Non-performing loans totaled $477,000, or .15% of total loans, as of June 30, 2007 compared to $314,000, or .10% as of June 30, 2006. The increase is principally due to one loan relationship secured by real estate for which the Company is actively pursuing a resolution. The Company had net charge-offs of $33,000 for the six months ended June 30, 2007 representing only .02% of average loans, on an annualized basis. As a result of the strong loan quality indicators the Company was able to reduce its provision for loan losses to $105,000 for the six months ended June 30, 2007 compared to $125,000 for the similar period in 2006. Notwithstanding the lower loan loss provision, the allowance for loan losses increased $106,000 from June 30, 2006 to $3,900,000 and represented 1.21% of total loans as of June 30, 2007.

For the three months ended June 30, 2007, net interest income, on a fully taxable equivalent basis (fte), totaled $4,450,000, an increase of $307,000 or 7.4% over the similar period in 2006. Net interest margin (fte) for the 2007 period was 4.00% increasing from 3.95% for the similar period in 2006. The increase in net interest margin was principally due to an increase in the yield on the investment securities portfolio and an increased amount of loans on the balance sheet. This was partially offset by the continued increase in the cost of deposits. Net interest income (fte) for the six months ended June 30, 2007 totaled $8,670,000, an increase of $451,000, or 5.5%, over the similar period in 2006. Net interest margin (fte) for the 2007 period was 3.93% compared to 3.96% in 2006.

Other income for the three months ended June 30, 2007 totaled $857,000 compared to $1,003,000 for the similar period in 2006. The decrease was principally due to a $107,000 gain on sales of mortgage loans and servicing rights in the 2006 period compared to only $1,000 in such gains in the similar period in 2007. For the six months ended June 30, 2007, other income totaled $1,751,000 compared to $1,827,000 for the similar period in 2006. The decrease was also primarily due to the $107,000 gain on sales of mortgage loans and servicing rights in the 2006 period compared to $8,000 in such gains in the similar period of 2007. This was somewhat offset by a $46,000 increase in Wealth Management/Trust fees. Net realized gains on sales of securities totaled $15,000 for the 2007 period, compared to $21,000 for the similar period in 2006.

Other expenses totaled $2,847,000 for the three months ended June 30, 2007, compared to $2,841,000 for the similar period in 2006. An increase in occupancy costs related to the Company’s new branch in Tannersville was substantially offset by lower employee benefit costs.

For the six months ended June 30, 2007, other expenses totaled $5,708,000, an increase of $101,000, or 1.8% over $5,607,000 for the similar period in 2006.

Mr. Davis remarked, “We are pleased with our solid financial results through six months of 2007. Our loan pipeline is a little softer than last year at this time but loan quality remains excellent. We are continuing our Stock Repurchase Program and the Company bought back 22.300 shares during the second quarter.”

Norwood Financial Corp, through its subsidiary Wayne Bank, operates twelve offices in Wayne, Pike and Monroe Counties. The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

The foregoing material may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and therefore readers should not place undue reliance on any forward looking statements. Those risks and uncertainties include changes in the absolute and relative levels of interest rates, risks associated with the effect of opening a new branch, the ability to control costs and expenses, demand for real estate and general economic conditions. Norwood Financial Corp. does not undertake and specifically disclaims any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Contact: Lewis J. Critelli

Executive Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8512
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	June 30
	2007	2006
ASSETS
Cash and due from banks	$9,321	$10,509
Interest bearing deposits with banks	3,641	179
Federal funds sold	5,940	13,615
Cash and cash equivalents	18,902	24,303

Securities available for sale	116,299	114,441
Securities held to maturity, fair value 2007: $970 2006: $971	955	954
Loans receivable (net of unearned Income)	321,654	299,366
Less: Allowance for loan losses	3,900	3,794
Net loans receivable	317,754	295,572
Investment in FHLB Stock	1,933	2,294
Bank premises and equipment, net	5,853	5,457
Accrued interest receivable	2,298	1,965
Other assets	10,024	10,173
TOTAL ASSETS	$474,018	$455,159

LIABILITIES
Deposits:
Non-interest bearing demand	$60,440	$59,538
Interest-bearing	313,304	293,929
Total deposits	373,744	353,467
Short-term borrowings	19,147	13,687
Other borrowings	23,000	35,000
Accrued interest payable	2,802	1,760
Other liabilities	2,191	2,053
TOTAL LIABILITIES	420,884	405,967

STOCKHOLDERS’ EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	10,155	9,997
Retained earnings	44,877	41,249
Treasury stock, at cost: 2007: 60.914 shares, 2006: 40,975 shares	(1,863)	(1,205)
Unearned ESOP Shares	0	(27)
Accumulated other comprehensive loss	(319)	(1,106)
TOTAL STOCKHOLDERS’ EQUITY	53,134	49,192
TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$474,018	$455,159

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended June 30		Six Months Ended June 30
	2007	2006	2007	2006
INTEREST INCOME
Loans receivable, including fees	$5,878	$5,201	$11,718	$10,145
Securities	1,278	1,066	2,496	2,116
Other	90	83	111	85
Total Interest income	7,246	6,350	14,325	12,346

INTEREST EXPENSE
Deposits	2,474	1,738	4,960	3,328
Short-term borrowings	205	163	461	350
Other borrowings	281	420	527	713
Total Interest expense	2,960	2,321	5,948	4,391
NET INTEREST INCOME	4,286	4,029	8,377	7,955
PROVISION FOR LOAN LOSSES	55	55	105	125
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,231	3,974	8,272	7,830

OTHER INCOME
Service charges and fees	635	644	1,241	1,234
Income from fiduciary activities	93	95	218	172
Net realized gains on sales of securities	15	14	15	21
Gains on sale of loans	1	107	8	107
Other	113	143	269	293
Total other income	857	1,003	1,751	1,827

OTHER EXPENSES
Salaries and employee benefits	1,438	1,456	2,935	2,862
Occupancy, furniture and equipment	416	369	831	749
Data processing related	168	170	342	326
Taxes, other than income	121	111	239	224
Professional Fees	94	104	183	217
Other	610	631	1,178	1,229
Total other expenses	2,847	2,841	5,708	5,607

INCOME BEFORE TAX	2,241	2,136	4,315	4,050
INCOME TAX EXPENSE	671	660	1,282	1,241
NET INCOME	$1,570	$1,476	$3,033	$2,809

Basic earnings per share	$0.56	$0.53	$1.09	$1.00
Diluted earnings per share	$0.55	$0.52	$1.07	$0.98

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)
	2007	2006
Three Months Ended June 30
Net interest income	$4,286	$4,029
Net income	1,570	1,476

Net interest spread (fully taxable equivalent)	3.31%	3.39%
Net interest margin (fully taxable equivalent)	4.00%	3.95%
Return on average assets	1.35%	1.34%
Return on average equity	11.77%	12.06%
Basic earnings per share	$0.56	$0.53
Diluted earnings per share	0.55	0.52

Six Months Ended June 30
Net interest income	$8,377	$7,955
Net income	3,033	2,809

Net interest spread (fully taxable equivalent)	3.23%	3.44%
Net interest margin (fully taxable equivalent)	3.93%	3.96%
Return on average assets	1.32%	1.30%
Return on average equity	11.52%	11.60%
Basic earnings per share	$1.09	$1.00
Diluted earnings per share	1.07	0.98

As of June 30
Total Assets	$474,018	$455,159
Total Loans receivable	321,654	299,366
Allowance for loan losses	3,900	3,794
Total deposits	373,744	353,467
Stockholders’ equity	53,134	49,192
Trust Assets under management	103,847	89,075

Book value per share	$19.11	$17.57
Equity to total assets	11.21%	10.81%
Allowance to total loans receivable	1.21%	1.27%
Nonperforming loans to total loans	0.15%	0.10%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
	2007	2007	2006	2006	2006
ASSETS
Cash and due from banks	$9,321	$8,604	$9,450	$9,448	$10,509
Interest bearing deposits with banks	3,641	141	67	141	179
Federal funds sold	5,940	3,130	-	1,525	13,615
Cash and cash equivalents	18,902	11,875	9,517	11,114	24,303

Securities available for sale	116,299	112,597	112,912	112,402	114,441
Securities held to maturity	955	955	954	954	954
Loans receivable (net of unearned Income)	321,654	320,744	315,567	313,678	299,366
Less: Allowance for loan losses	3,900	3,871	3,828	3,828	3,794
Net loans receivable	317,754	316,873	311,739	309,850	295,572
Investment in FHLB stock	1,933	1,923	1,687	1,634	2,294
Bank premises and equipment, net	5,853	5,935	6,020	5,489	5,457
Other assets	12,322	11,225	11,527	11,727	12,138
TOTAL ASSETS	$474,018	$461,383	$454,356	$453,170	$455,159

LIABILITIES
Deposits:
Non-interest bearing demand	$60,440	$54,046	$53,856	$63,331	$59,538
Interest- bearing deposits	313,304	305,988	304,247	301,275	293,929
Total deposits	373,744	360,034	358,103	364,606	353,467
Other borrowings	42,147	42,986	35,736	33,086	48,687
Other liabilities	4,993	5,304	8,286	4,419	3,813
TOTAL LIABILITIES	420,884	408,324	402,125	402,111	405,967

STOCKHOLDERS’ EQUITY	53,134	53,059	52,231	51,059	49,192

TOTAL LIABILITIES AND
STOCKHOLDERS’ EQUITY	$474,018	$461,383	$454,356	$453,170	$455,159

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	30-Jun	31-Mar	31-Dec	30-Sep	30-Jun
Three months ended	2007	2007	2006	2006	2006
INTEREST INCOME
Loans receivable, including fees	$5,878	$5,840	$5,771	$5,506	$5,201
Securities	1,278	1,218	1,159	1,105	1,066
Other	90	21	26	36	83
Total Interest income	7,246	7,079	6,956	6,647	6,350

INTEREST EXPENSE
Deposits	2,474	2,486	2,358	2,032	1,738
Borrowings	486	502	472	513	583
Total Interest expense	2,960	2,988	2,830	2,545	2,321
NET INTEREST INCOME	4,286	4,091	4,126	4,102	4,029
PROVISION FOR LOAN LOSSES	55	50	50	45	55
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,231	4,041	4,076	4,057	3,974

OTHER INCOME
Service charges and fees	635	606	605	616	644
Income from fiduciary activities	93	125	94	89	95
Net realized gains on sales of securities	15	-	-	45	14
Gains on sale of loans	1	7	37	3	107
Other	113	156	126	141	143
Total other income	857	894	862	894	1,003

OTHER EXPENSES
Salaries and employee benefits	1,438	1,497	1,311	1,482	1,456
Occupancy, furniture and equipment , net	416	415	368	329	369
Other	993	949	941	919	1,016
Total other expenses	2,847	2,861	2,620	2,730	2,841

INCOME BEFORE TAX	2,241	2,074	2,318	2,221	2,136
INCOME TAX EXPENSE	671	611	739	699	660
NET INCOME	$1,570	$1,463	$1,579	$1,522	$1,476

Basic earnings per share	$0.56	$0.52	$0.56	$0.54	$0.53

Diluted earnings per share	$0.55	$0.51	$0.55	$0.53	$0.52

Book Value per share	$19.11	18.96	$18.67	$18.25	$17.57

Return on average equity	11.77%	11.26%	12.09%	12.06%	12.06%
Return on average assets	1.35%	1.29%	1.38%	1.35%	1.34%

Net interest spread	3.31%	3.16%	3.25%	3.34%	3.39%
Net interest margin	4.00%	3.85%	3.94%	3.98%	3.95%

Allowance for loan losses to total loans	1.21%	1.21%	1.21%	1.22%	1.27%
Net charge-offs/(recoveries) to average loans (annualized)	0.03%	0.01%	0.06%	0.01%	0.01%
Nonperforming loans to total loans	0.15%	0.13%	0.13%	0.13%	0.10%
Nonperforming assets to total assets	0.10%	0.09%	0.09%	0.09%	0.07%